UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2023

Partners Bancorp

(Exact name of registrant as specified in its charter)

Maryland	001-39285	52-1559535
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Identification No.)

2245 Northwood Drive, Salisbury, Maryland 21801

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (410) 548-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PTRS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2023, the Board of Directors (the “Board”) of Partners Bancorp (the “Company”) appointed David C. Doane to serve as a member of the Board, effective November 8, 2023. In connection with his appointment to the Company’s Board, the Board appointed Mr. Doane to serve as chair of the Company’s Audit & Compliance Committee and a member of the Company’s Compensation Committee. Mr. Doane will serve as a director until the 2023 annual meeting of shareholders (the “Annual Meeting”) and will stand for election at that meeting. If the previously announced merger between the Company and LINKBANCORP, Inc. is completed before the Annual Meeting, the Annual Meeting will not occur.

Mr. Doane, age 68, brings over 40 years of experience in audit, financial reporting and tax, as well as significant knowledge of community banking. Since 1986, Mr. Doane has been a certified public accountant at Jefferson, Urian, Doane & Sterner, P.A. Mr. Doane has served on the Board of Directors of The Bank of Delmarva (the “Bank”), one of the Company’s two wholly-owned subsidiaries, since 2017. From 1995 to 2003, Mr. Doane served on the Board of Directors of the Baltimore Trust Company. From 2003 to 2007, Mr. Doane served on the Board of Directors of the Mercantile Peninsula Bank. Mr. Doane also served on the Sussex County Advisory Board for WSFS Financial Corporation from 2007 to 2010.

The Board has determined that Mr. Doane is “independent” as defined under the listing rules of the NASDAQ Stock Market. There are no family relationships between Mr. Doane and any director or executive officer of the Company. Further, there are no arrangements or understandings between Mr. Doane and any other persons or entities pursuant to which Mr. Doane was appointed as a director of the Company. In addition, there are no transactions involving Mr. Doane and the Company that require disclosure under Item 404(a) of Regulation S-K.

Mr. Doane will be entitled to the standard compensation provided to the Company’s non-employee directors, on a prorated basis for the current year, as such compensation is most recently described under the heading “Compensation of Directors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the Securities and Exchange Commission on March 29, 2023 and as updated from time to time.

On November 6, 2023, Mark L. Granger notified the Company of his resignation from the Board, effective November 8, 2023. Mr. Granger has served as a director of the Company since 1999. The Board greatly appreciates Mr. Granger’s leadership, commitment and many contributions to the Board and the Company during his years of service. Mr. Granger will continue to serve as a director of the Bank. Mr. Granger’s decision to resign is not a result of any disagreement between Mr. Granger and the Company on any matter relating to the Company’s operations, policies or practices or any other matter.

Item 8.01 Other Events.

On November 8, 2023, the Company’s Board declared a cash dividend of $0.086 per share, payable on November 27, 2023, to holders of record of its common stock as of the close of business on November 20, 2023. This dividend consists of the Company’s regular quarterly cash dividend of $0.04 per share plus a special cash dividend of $0.046 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Partners Bancorp

Date: November 8, 2023	By:	/s/ John W. Breda
John W. Breda
President and Chief Executive Officer

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